Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(9,476,311)
Realized Trading Gain (Loss) on Short-Term Investments	10
Unrealized Gain (Loss) on Market Value of Futures	12,126,160
Dividend Income	94
Interest Income	5,341
ETF Transaction Fees	2,100
Total Income (Loss)	$2,657,394

Expenses
General Partner Management Fees	$53,656
Professional Fees	13,023
Brokerage Commissions	8,228
Non-interested Directors' Fees and Expenses	587
Prepaid Insurance Expense	273
Total Expenses	75,767
Expense Waiver	(9,213)
Net Expenses	$66,554
Net Income (Loss)	$2,590,840

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/15	$87,497,678
Additions (800,000 Shares)	14,570,876
Net Income (Loss)	2,590,840

Net Asset Value End of Month	$104,659,394
Net Asset Value Per Share (5,550,000 Shares)	$18.86

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612